AGREEMENT AND PLAN OF REORGANIZATION



     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 10th day of October, 2002, by and between FullCircle Registry, Inc., a Nevada corporation ("FullCircle") and Paradigm Solutions Group, LLC, a Delaware limited liability company ("Paradigm") and the shareholders of Paradigm ("Shareholders") who join this agreement by execution of Exhibit A attached hereto and incorporated by this reference, and is entered into in light of the following recitals which are a material part hereof:

a) FullCircle is a Nevada corporation licensed to transact business in the Commonwealth of Kentucky. FullCircle has authorized capital stock of 50,000,000 common shares and 5,000,000 preferred shares, $.001 par value, of which 14,100,000 common shares are issued and outstanding and 200,000 preferred shares are issued and outstanding.

b) Paradigm is a privately held limited liability company organized under the laws of the State of Delaware and licensed to transact business in the State of Indiana. Paradigm has authorized capital stock of 3,000 common shares, no par value, of which 3,000 shares are issued and outstanding.

c) The respective Boards of Directors of FullCircle and Paradigm have deemed it advisable and in the best interests of FullCircle and Paradigm that Paradigm be acquired by FullCircle, pursuant to the terms and conditions set forth in this Agreement.

d) FullCircle and Paradigm propose to enter into this Agreement which provides among other things that all of the outstanding shares of Paradigm be acquired by FullCircle, in exchange for 6,000,000 shares of FullCircle and such additional consideration as more fully described in the Agreement.

e) FullCircle and Paradigm have entered into a Memorandum of Understanding dated as of the 8th day of October 2002 whereby the parties agreed to enter into a transaction substantially similar to that set forth below.

f) The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

g) FullCircle and Paradigm have each entered into this Agreement, after reviewing same with counsel of their choosing, and understand, accept and agree to be bound by, unless waived in writing or terminated only as permitted hereunder, all of the provisions of this Agreement.

     NOW, THEREFORE, in consideration of, and in reliance on, the mutual representations and warranties and agreements contained in this Agreement, one dollar and/or other good and valuable consideration in hand paid, the receipt and sufficiency of which is acknowledged by each of the parties hereto, each party intending to be legally bound hereby, the parties hereto agree as follows:


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                                    ARTICLE I
                       AGREEMENT MADE IN LIGHT OF RECITALS
                            AND BEST EFFORTS REQUIRED

1.1  AGREEMENT  MADE  IN  LIGHT  OF RECITALS. This Agreement is made and entered
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     into  in  light  of the foregoing recitals which are a material part hereof and each of the parties hereto agrees and covenants to pursue the "Transaction" contemplated herein so as to most fully realize the intents and aims set forth therein. The parties further agree to execute, subsequent to the execution hereof, and from time to time thereafter, such other documents and instruments and take such other action as any of the parties may request in order to more effectively fulfill the intended Transaction described herein.

1.2  BEST EFFORTS REQUIRED. FullCircle and Paradigm agree and covenant that each
     ---------------------
     of them shall use its best efforts to consummate the Transaction contemplated by this Agreement on the Closing Date. In furtherance of this Transaction, all actions shall be required, whether or not set forth or contemplated by any provisions herein, if, in accordance with standards in the trade or pursuant to changes in governmental regulations, such compliance could reasonably be implied from the intent of the parties set forth in the foregoing recitals.

                                   ARTICLE II
                                 THE ACQUISITION

2.1  THE  TRANSACTION. At the Closing, a total of 3,000 shares, which represents
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     all  of  the outstanding shares of Paradigm shall be acquired by FullCircle in exchange for 6,000,000 restricted common shares of FullCircle (the "Shares"). The Shares of FullCircle to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement. At the Closing, the Paradigm shareholders will deliver certificates for the outstanding shares of Paradigm, duly endorsed so as to make FullCircle the sole holder thereof, free and clear of all claims and encumbrances and FullCircle shall deliver a transmittal letter directed to the transfer agent of FullCircle directing the issuance of the Shares to the shareholders of Paradigm as set forth on Exhibit A of this Agreement. FullCircle shall also issue to the shareholders of Paradigm its promissory note in the amount of $500,000 which note shall be due and payable on October 1, 2004 except that the note shall be paid out of proceeds of any financing or sale of additional common stock of FullCircle the basis of 50% (1/2) of all net proceeds until payment in full of the note and which note shall bear interest at the rate of 9% until paid. Following the reorganization there will be totals of 20,100,000 common shares, $.001 par value, issued and outstanding and 200,000 preferred shares, $.001 par value, issued and outstanding, respectively, in FullCircle. Following the reorganization, Paradigm will be a wholly owned subsidiary of FullCircle.

                                   ARTICLE III
                                   THE CLOSING

3.1  THE  CLOSING  AND  CLOSING  DATE.  The  consummation  of  the  transactions
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     contemplated  by  this  Agreement  (the  "Closing") shall take place at the offices of FullCircle on or before October 16, 2002, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto. At the Closing, the parties shall deliver, review, execute and exchange the documents and assignments required hereunder so as to effectuate the exchange of the shares of Paradigm for the Consideration. FullCircle shall deliver its promissory note together with FullCircle Shares at the Closing or such other irrevocable direction to its transfer agent requiring issuance in accordance herewith provided such shares are delivered within 7 days following closing.

3.2  TRANSACTIONS  REQUIRED  AT THE CLOSING. The transaction contemplated herein
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     shall be subject to completion and satisfaction of all conditions precedent set  forth herein and conformity with all representations and warranties of


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     all  parties. All funds due to be paid at the Closing shall be paid in hand by cashier's check or certified funds, in hand paid, or by wire transfer with written confirmation of receipt of good US Funds presented at the Closing. At the Closing, FullCircle shall issue a letter to the transfer agent of FullCircle with a copy of the resolution of the Board of Directors of FullCircle authorizing and directing the issuance of FullCircle shares as set forth on Exhibit A to this Agreement. Upon consummation of the Transaction, FullCircle shall own all of the assets now owned by Paradigm.

3.3  APPOINTMENT OF NEW OFFICERS AND DIRECTORS. As of the Closing, the new Board
     -----------------------------------------
     of Directors shall be nominated, elected and ratified by the existing Board of Directors of FullCircle comprised of Paul Crouse, Carmelo Zanfei and one additional member representing the interests of the current Paradigm shareholders together with 4 of the current 5 members of the full Board (it being understood that one current board member will resign within 15 days of the Agreement or the Board shall meet and vote to remove one of the current members), which Board shall take office with staggered, equal terms. As of the Closing, new officers shall be appointed by the Board, including Paul Crouse or such other individual chosen by the shareholders of Paradigm within 15 days after closing, as President and Chief Executive Officer of the business operations formerly operating as Paradigm and James
     A. Reskin as President & Chief Executive Officer of the business operations formerly operating as FullCircle and such other officers and the parties hereto shall reasonably agree to prior to the Closing.

3.4  ASSUMPTION  OF LIABILITIES. On and after the Closing Date, FullCircle shall
     --------------------------
     pay, perform, assume, and discharge, in accordance with their respective terms, all liabilities and obligations of Paradigm under the contracts, including, without limitation, all liabilities and obligations incurred in carrying out the business of Paradigm, provided, however, that FullCircle shall not pay, perform, assume, or discharge any liability or obligation of Paradigm incurred by it in connection with the negotiation, execution, and performance of this Agreement, including, without limitation, Paradigm's liability for any legal, accounting, actuarial, brokerage, finder's, and other professional fees and expenses or otherwise excluded pursuant to this Agreement. FullCircle agrees to execute and/or join in such documents or instruments of assumption reasonably necessary to evidence FullCircle's assumption of the liabilities to be assumed in accordance with this Agreement.

3.5  SHARES  OF  FULLCIRCLE FOR INVESTMENT ONLY. The FullCircle Shares are being
     ------------------------------------------
     delivered for investment only and any individual recipient of shares shall be deemed to consent, by acceptance of shares assigned pursuant to this Agreement, and shall further represent and covenant that he or she is acquiring the unregistered and restricted common shares of FullCircle delivered to him or her under this Agreement for investment purposes only and not with a view to the subsequent sale or distribution thereof. In connection therewith, any recipient of such shares shall, upon and as a condition of acceptance, deliver an investment letter confirming same in form and content satisfactory to counsel for FullCircle. Due to the fact that Paradigm will receive shares of FullCircle common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of FullCircle will contain the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.
     Notwithstanding the foregoing, it is agreed that the recipients of the shares issued pursuant to this Agreement shall have demand registration rights for all or part of the shares as well as piggyback registration rights relative to any other shares issued by FullCircle. Paradigm and its


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     shareholders agree that such a demand for registration shall be conditioned upon their agreement to execute and deliver to FullCircle a "lock-up" letter providing a covenant not to sell any stock so registered for a period of one year following the issuance of the stock.

3.6  OTHER  ITEMS.  In addition to the documents indicated hereinabove, Paradigm
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     and  FullCircle  shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby from the other party or others as each of Paradigm or FullCircle may have reasonably and timely requested.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARADIGM

4.1  REPRESENTATIONS  AND  WARRANTIES  OF  PARADIGM.  Paradigm  represents  and
     ----------------------------------------------
     warrants to, and covenants with FullCircle and acknowledges that FullCircle relies on such representations and warranties in entering into and proceeding under this Agreement, which representations, warranties and covenants of Paradigm shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes resulting from the ordinary course of Paradigm's business or as contemplated by this Agreement, for which Paradigm shall certify and deliver its certification attesting to same, as of the Closing Date, that:

a)   Corporate  standing.  Paradigm  is  a  corporation, duly organized, validly
     -------------------
     existing, and in good standing under the laws of its jurisdiction of incorporation and under the laws of Kentucky with full corporate power and authority to enter into this Agreement, own or hold the Assets, and/or assets employed in the business, to carry on the business presently being conducted by it, to enter into this Agreement and all other agreements contemplated by this Agreement, and to consummate the transactions contemplated hereunder and thereunder. It is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires further or other qualification.

b)   Authorization,  execution,  and  delivery of this Agreement. This Agreement
     -----------------------------------------------------------
     has been duly authorized by all necessary corporate action of Paradigm and has been duly executed and delivered by Paradigm and Paradigm has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise approved by its Board of Directors and binding on its directors, officers and shareholders, to authorize the execution and delivery of this Agreement. The execution and delivery by Paradigm of this Agreement and the consummation by Paradigm of the transactions contemplated hereby will not conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Paradigm or conflict with or constitute a violation, breach, or default under any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Paradigm is or was a party or by which it is bound or to which any of its assets are bound or to which Paradigm or any of its assets is subject. Those shareholders of Paradigm affected by the transaction contemplated herein are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all the shares of Paradigm of whatever class or series, and may freely vote or commit corporate acts in conformity herewith. The Board of Directors and shareholders of Paradigm have authorized the execution and delivery of this Agreement by Paradigm and have approved the Agreement and the transactions contemplated hereby. Paradigm has full power, authority, and legal right to enter into this Agreement and to consummate the transactions contemplated hereby.

c)   Governmental  Authorizations,  Permits  and  Compliance  with  Laws  and
     ---------------------------------------------------------------------------
     Regulations.  Paradigm  has  all  licenses,  franchises,  permits and other
     ------------
     government authorizations that are legally required to enable it to conduct


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     its  business  in all material respects as conducted on the date hereof and it has complied with the requirements under such authorizations and all other applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Paradigm or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to FullCircle. Except for compliance with federal and state security laws, no authorization, approval, consent in connection with the execution and delivery by Paradigm of this Agreement and the consummation of the Transaction by Paradigm or the Closing contemplated hereby.

d)   Capitalization.  The authorized capital stock of Paradigm as of the date of
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     this  Agreement consists only of fully paid, non-assessable shares and that there are no outstanding options, warrants, stock appreciation rights, or other obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of common stock or with regard to any options, warrants or other contractual rights to acquire any of authorized but unissued common shares which would materially impact the fulfillment of this Agreement.

e)   Consents.  No  provision  of  the  Articles  of  Incorporation or Bylaws of
     --------
     Paradigm or of any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Paradigm is a party or by which it is bound or to which Paradigm or any of its properties is subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated by this Agreement and the consummation of the Transaction will not result in the breach of any such term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Paradigm was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Paradigm.

f)   Brokers.  No  person or entity is entitled to any brokerage or finder's fee
     -------
     or commission or other like payment in connection with the negotiations relating to or the transactions contemplated by this Agreement, based on any agreement, arrangement, or understanding with Paradigm, or any of Paradigm's respective officers, directors, agents, or employees.

g)   Financial  Statements  and  Other  Information.  The  financial  statements
     ----------------------------------------------
     identified on Schedule A for the periods indicated on said schedule fairly and accurately represent the financial condition of Paradigm for the period indicated thereon and that no material change has occurred in the financial condition of Paradigm except as noted within said statements and that such statements are the same as heretofore submitted to FullCircle for examination and review. Schedules and all other information concerning Paradigm set forth in this Agreement and the Schedules attached hereto, are true, complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement of a material fact or omit to state a material fact, the omission of which would be misleading to Paradigm in connection with this Agreement.

h)   Conduct  of  Business.  Paradigm  will  use its best effort to maintain and
     ----------------------
     preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of FullCircle, enter into any material commitments except in the ordinary course of business.

i)   Title  to  Property.  Paradigm  has good and marketable title to all of its
     -------------------
     properties and assets, interests in properties, real and personal, proprietary or otherwise, as are or will be reflected in the balance sheets of Paradigm, and the properties and assets of Paradigm are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.


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

j)   Litigation  and  Liabilities.  There  are  no material actions, litigation,
     ----------------------------
     investigation, claim, demand or inquiry, suits, or proceedings, pending, or, to the best knowledge of Paradigm, threatened by or against or affecting Paradigm at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Transaction or which might result in any material adverse change in the assets, properties, business, or operations of Paradigm and no present injunction, decree, or order issued by any court, governmental agency, or authority, or any litigation instituted by any governmental agency or authority, challenging or seeking to prohibit or enjoin any of the transactions contemplated by this Agreement; Paradigm does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality. Paradigm hereby represents and warrants that it has no undisclosed or contingent liabilities of a material nature which have not been disclosed to FullCircle in writing or in this Agreement or in any Schedule attached hereto. Paradigm further represents, warrants and covenants that all debts, obligations, or other commitments made by or on behalf of Paradigm in favor of any of its shareholders or other associated entities have been acknowledged and agreed to in writing by Paradigm such that the terms of which can and will be fully disclosed to FullCircle and shall be retired or satisfied in full and none shall encumber or limit its ability to deliver free and clear title to the Assets.

k)   Books  and  Records.  From  the  date hereof, and for any reasonable period
     -------------------
     subsequent thereto, Paradigm and its present management will give to FullCircle or its duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that FullCircle or its duly authorized representatives, may inspect them; and furnish such information concerning the properties and affairs of Paradigm as FullCircle or its duly authorized representatives, may reasonably request. Any such request to inspect any books, records of corporate documents of Paradigm shall be directed to the responsible party indicated for receipt of notices.

l)   Contracts or Agreements; Defaults under Contracts. Paradigm is not bound by
     -------------------------------------------------
     any material contracts, agreements, corporate restrictions or obligations or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of Paradigm which it has not already disclosed to FullCircle in writing or in this Agreement or in any Schedule attached hereto, including but not limited to any contract for employment or any offer which is not terminable on 30 days (or less) notice; profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employment Retirement Income Security Act, as amended, or otherwise covered; any agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by Paradigm, except for adequate value and pursuant to contract. Paradigm is not aware of any outstanding obligations to any of its employees or consultants as of the Closing. Paradigm shall disclose, as of the Closing Date, descriptions of all material contracts, written or oral, and all agreements, franchises, licenses, or other commitments to which Paradigm is a party or by which Paradigm or its properties are bound. Paradigm is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of Paradigm, and there is no event of default or event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Paradigm has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.


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

m)   Unregistered  Shares  and  Access  to Information. Paradigm for itself, and
     -------------------------------------------------
     each of its shareholders confirms, accepts and understands that the FullCircle Shares to be issued have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning FullCircle or FullCircle Shares. The consummation of this Transactions includes the issuance of the FullCircle Shares and assignment of same to the shareholders of Paradigm, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend, inter alia, on the circumstances under which such shareholders acquire such securities and Paradigm, for itself, its successors and assigns and its shareholders, shall confirm the acquisition of such securities in the manner and for intents and purposes so exempt and FullCircle shall be entitled to rely on such confirmation in delivering the securities pursuant to exemptions from the registration and prospectus delivery requirements for such transactions. Paradigm and its shareholders have been provided with and will have reviewed all information; made appropriate investigation as to the merits and risks of their acquisition; have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of FullCircle; and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the FullCircle Shares all concerning FullCircle and FullCircle Shares, as they alone have deemed necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the FullCircle Shares. In order for FullCircle to rely on the exemption of the registration provisions, including exemption for "transactions not involving a public offering," among others, each shareholder, upon receipt of the FullCircle Shares, shall execute and deliver to FullCircle and Paradigm, a letter of investment intent to indicate, among other representations, that each shareholder is receiving the FullCircle Shares for investment purposes only and not with a view to the subsequent distribution thereof. This limitation shall not apply to shares once registered pursuant to this Agreement but such registration shall be limited to shares for which a lock-up letter setting forth a covenant not to sell for the agreed-upon period has been delivered.

n)   Bulk Sales Law. Paradigm and FullCircle agree that the sale and transfer of
     --------------
     the Assets to FullCircle does not constitute a bulk transfer within the meaning of Article 6 of the Uniform Commercial Code of Kentucky, and that Paradigm is not required to comply with the provisions of such statute applicable to bulk transfers.

o)   Effect  of  Material  Misstatement.  All  of  the  information  furnished
     ----------------------------------
     heretofore or hereinafter shall be true and correct in all material respects and no material fact, the omission of which would render any such information misleading, shall be withheld, omitted or misstated. The current officers and directors of Paradigm agree to indemnify and hold FullCircle harmless, including each of its shareholders, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arising solely out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF FULLCIRCLE

5.1  REPRESENTATIONS  AND  WARRANTIES  OF  FULLCIRCLE. FullCircle represents and
     ------------------------------------------------
     warrants to, and covenants with Paradigm and acknowledges that Paradigm relies on such representations and warranties in entering into and proceeding under this Agreement, which representations, warranties and covenants of FullCircle shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes resulting from the ordinary course of FullCircle's business or as contemplated by this Agreement, for which FullCircle shall certify and deliver its certification attesting to same, as of the Closing Date, that:

a)   Corporate  standing.  FullCircle  is a corporation, duly organized, validly
     -------------------
     existing, and in good standing under the laws of its jurisdiction of incorporation and under the laws of Kentucky with full corporate power and authority to enter into this Agreement, own or hold the Assets, and/or assets employed in the business, to carry on the business presently being conducted by it, to enter into this Agreement and all other agreements contemplated by this Agreement, and to consummate the transactions contemplated hereunder and thereunder. It is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires further or other qualification.

b)   Authorization,  execution,  and  delivery of this Agreement. This Agreement
     -----------------------------------------------------------
     has been duly authorized by all necessary corporate action of FullCircle and has been duly executed and delivered by FullCircle and FullCircle has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise approved by its board of directors and binding on its directors, officers and shareholders, to authorize the execution and delivery of this Agreement. The execution and delivery by FullCircle of this Agreement and the consummation by FullCircle of the transactions contemplated hereby will not conflict with or constitute a violation of the Articles of Incorporation or Bylaws of FullCircle or conflict with or constitute a violation, breach, or default under any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which FullCircle is or was a party or by which it is bound or to which any of its assets are bound or to which FullCircle or any of its assets is subject. The Board of Directors and shareholders of FullCircle have authorized the execution and delivery of this Agreement by FullCircle and have approved the Agreement and the transactions contemplated hereby. FullCircle has full power, authority, and legal right to enter into this Agreement and to consummate the transactions contemplated hereby.

c)   Governmental  Authorizations,  Permits  and  Compliance  with  Laws  and
     ---------------------------------------------------------------------------
     Regulations.  FullCircle  has  all  licenses, franchises, permits and other
     -----------
     government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof and it has complied with the requirements under such authorizations and all other applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of FullCircle or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Paradigm. Except for compliance with federal and state security laws, no authorization, approval, consent in connection with the execution and delivery by FullCircle of this Agreement and the consummation by FullCircle of the Transaction at the Closing contemplated hereby.

d)   Capitalization.  The  authorized capital stock of FullCircle as of the date
     --------------
     of this Agreement consists of those shares of common and/or preferred stock issued and outstanding as described hereinabove and further that all shares of stock issued and outstanding are fully paid, non-assessable shares and that the total number of outstanding options, warrants, stock appreciation rights, or other obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of common stock or with regard to any options, warrants or other contractual rights to acquire any of authorized but unissued common shares does not exceed 2,000,000 shares except for any options, warrants, calls, or commitments, if any, to which FullCircle is not a party and by which it is not bound.

e)   Consents.  No  provision  of  the  Articles  of  Incorporation or Bylaws of
     --------
     FullCircle or of any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which FullCircle is a party or by which it is bound or to which FullCircle or any of its properties is subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated by this Agreement and the consummation of the Transaction will not result in the breach of any such term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which FullCircle was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of FullCircle.

f)   Brokers.  No  person or entity is entitled to any brokerage or finder's fee
     -------
     or commission or other like payment in connection with the negotiations relating to or the transactions contemplated by this Agreement, based on any agreement, arrangement, or understanding with FullCircle, or any of FullCircle's respective officers, directors, agents, or employees.

g)   Financial  Statements  and  Other  Information.  The  financial  statements
     ----------------------------------------------
     heretofore files with the U.S. Securities and Exchange Commission for the periods indicated on said filings and that no material change has occurred in the financial condition of FullCircle except as noted within said statements and that such statements are the same as heretofore submitted to Paradigm for examination and review. Schedules and all other information concerning FullCircle set forth in this Agreement and the Schedules attached hereto, are true, complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement of a material fact or omit to state a material fact, the omission of which would be misleading to Paradigm in connection with this Agreement.

h)   Conduct  of  Business.  FullCircle will use its best effort to maintain and
     ---------------------
     preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Paradigm, enter into any material commitments except in the ordinary course of business including, but not limited to changes to its Articles of Incorporation or Bylaws or make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

i)   Litigation  and  Liabilities.  There  are  no material actions, litigation,
     ----------------------------
     investigation, claim, demand or inquiry, suits, or proceedings, pending, or, to the best knowledge of FullCircle, threatened by or against or affecting FullCircle at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Transaction or which might result in any material adverse change in the assets, properties, business, or operations of FullCircle and no present injunction, decree, or order issued by any court, governmental agency, or authority, or any litigation instituted by any governmental agency or authority, challenging or seeking to prohibit or enjoin any of the transactions contemplated by this Agreement.; FullCircle does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality. FullCircle hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to Paradigm in writing or in this Agreement or in any Schedule attached hereto. FullCircle further represents, warrants and covenants that all debts, obligations, or other commitments made by or on behalf of FullCircle in favor of any of its shareholders or other associated entities have been acknowledged and agreed to in writing by FullCircle and shall be retired or satisfied in full and none shall encumber or limit its ability to deliver free and clear title to the Assets.

j)   Books  and  Records.  From  the  date hereof, and for any reasonable period
     -------------------
     subsequent thereto, FullCircle and its present management will give to Paradigm or its duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that Paradigm or its duly authorized representatives, may inspect them; and furnish such information concerning the properties and affairs of FullCircle as Paradigm or its duly authorized representatives, may reasonably request. Any such request to inspect any books, records of corporate documents of FullCircle shall be directed to the responsible party indicated for receipt of notices.

k)   Contracts  or Agreements; Defaults under Contracts. FullCircle is not bound
     --------------------------------------------------
     by any material contracts, agreements, corporate restrictions or obligations or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of FullCircle which it has not already disclosed to Paradigm in writing or in this Agreement or in any Schedule attached hereto, including, but not limited to, any contract for employment or any offer which is not terminable on 30 days (or less) notice; profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employment Retirement Income Security Act, as amended, or otherwise covered; any agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by FullCircle, except for adequate value and pursuant to contract. FullCircle is not aware of any outstanding obligations to any of its employees or consultants as of the Closing. FullCircle shall disclose, as of the Closing Date, descriptions of all material contracts, written or oral, and all agreements, franchises, licenses, or other commitments to which FullCircle is a party or by which FullCircle or its properties are bound. FullCircle is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of FullCircle, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which FullCircle has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

l)   Bulk Sales Law. Paradigm and FullCircle agree that the sale and transfer of
     --------------
     the Assets to FullCircle does not constitute a bulk transfer within the meaning of Article 6 of the Uniform Commercial Code of Kentucky, and that FullCircle is not required to comply with the provisions of such statute applicable to bulk transfers.

m)   Effect  of  Material  Misstatement.  All  of  the  information  furnished
     ---------------------------------
     heretofore or hereinafter shall be true and correct in all material respects and no material fact, the omission of which would render any such information misleading, shall be withheld, omitted or misstated. The current officers and directors of FullCircle agree to indemnify and hold Paradigm harmless, including each of its shareholders, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arising solely out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

                                   ARTICLE VI
                 CONDITIONS AND OBLIGATIONS PRECEDENT TO CLOSING

6.1  OBLIGATIONS  OF  PARTIES  PRIOR TO CLOSING. From the date of this Agreement
     ------------------------------------------
until  the  Closing  Date, each party hereto shall use its best efforts to:

a) Afford the other party, its accountants, counsel, technical advisors, and other representatives, free and reasonable access during normal business hours to the offices, equipment, facilities, records, files, contracts, agreements, books of account, and tax returns of Paradigm relating to the assets and the business and furnish such other party with all information concerning the assets and the business as such other party shall reasonably request;

b) Perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; maintain and preserve its business organization intact, retain its key employees, and maintain its relationship with existing potential customers and clients;

c) Fully comply with and perform, in all material respects, all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state or local or other governmental authorities.

d) Continue in force policies of insurance which insure the assets and the business with such amounts of coverage as are reasonably available, and continue in force all bonds, surety contracts, or guaranties relating to the business set forth in any schedule to this agreement;

e) Not enter into any employment agreement relating to the business with any person providing for the payment of $50,000.00 or more per year unless it has the right to terminate such employment agreement without liability or enter into or amend any other contract, agreement, or other instrument, the result of which would be a material change in its rights and obligations, except that it may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $2,000;

f) Make no changes in its Articles of Incorporation or Bylaws or pass resolutions except as necessary to permit satisfaction or modification of any obligations to shareholders to be paid from proceeds at the Closing by its Board of Directors without the express written consent of such other party.

g) Not knowingly take any action or omit to take any action which will result in the material violation by it of any law applicable to this transaction or cause a material breach by it of any of the representations and warranties of it set forth in this agreement or any lease, agreement, contract, or commitment to which it is a party or cause a material breach by such other party of any of the representations and warranties of such other party set forth in this Agreement;

h) Obtain, prior to the Closing Date, all consents by third parties required to be obtained by it with respect to its performance of its obligations under this Agreement and cooperate fully with such other party in connection with such other party's requests and applications for the governmental authorizations which are necessary for the ownership and operation of the business following the Closing Date;

i) Give such other party written notification of any material changes taking place after the delivery of any schedules and other documents which would have been reflected in such documents had such changes occurred prior to the time such documents were first delivered.

6.2     CONDITIONS  PRECEDENT  TO  THE CLOSING.  The obligations of Paradigm and
        --------------------------------------
FullCircle to consummate the Transaction at the Closing are subject to the satisfaction, on or prior to the Closing Date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of each of the following conditions:

a)   No Material Adverse Change. Prior to the Closing date, there shall have not
     --------------------------
     occurred or arisen any material adverse change in the financial condition, business or operations of FullCircle or of Paradigm, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of either FullCircle or Paradigm, nor shall have any material claim or loss arisen, or a material portion of the assets shall not have been damaged or destroyed by fire, flood, or other casualty, which loss, claim or damage or destruction is not adequately covered by insurance policies maintained by the party suffering such loss, except as has otherwise been disclosed to and approved by the other party.

b)   Examination  of  Assets  and Records. Paradigm and FullCircle have examined
     ------------------------------------
     and are familiar with the assets and the business of the other party and its current condition and has received or has examined to the respective satisfaction of each party of all documents stated in this Agreement as having been furnished to or having been examined by it or attached as Schedules to this Agreement and each party shall certify that such examination of assets and records has been conducted to its satisfaction.


                                   ARTICLE VII
                              POST-CLOSING MATTERS

7.1  SURVIVAL  OF  REPRESENTATIONS,  WARRANTIES,  AND  COVENANTS.  All
     -----------------------------------------------------------
     representations, warranties, and covenants contained in this Agreement by any party to this Agreement and any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement shall be continuous and shall survive the closing for a period of two (2) years following the closing date, except that the covenant of confidentiality shall survive in perpetuity if the transactions contemplated by this Agreement are not consummated.

7.2  FURTHER  ASSURANCES.  At any time, and from time to time, after the Closing
     -------------------
     Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Transaction. Either party shall, at the other party's request, execute and deliver such other instruments of conveyance and transfer and take such other actions as may be reasonably requested to effectively carry out the terms and provisions of this agreement

7.3  RECORDS.  After  the  closing,  Paradigm  and  FullCircle  shall  each make
     -------
     available to the other on reasonable request such books and records of that party as may be appropriate for use in connection with their respective tax returns, including any review thereof, and for any other reasonable purpose. Such books and records shall be retained for a period of 10 years; provided, however, that after 3 years any portion of such books and records may be destroyed in whole or in part, by the party in possession thereof upon 30 days' notice to the other party, unless the party to whom such notice is given shall object, in which event the objecting party shall be given such records in lieu of destruction thereof.

7.4  DEFAULTS  AND  REMEDIES.  If the closing of the Transaction contemplated by
     -----------------------
     this Agreement does not occur on the Closing Date, each party shall return all written information, documents, and data furnished to it or to any person or entity on its behalf and all copies thereof. Notwithstanding anything else in this Agreement to the contrary, if the Transaction contemplated by this Agreement is not closed, each party's covenant and agreement to maintain in confidence all information received by it shall continue in perpetuity and none of such information shall be used by either party, its employees, agents, or representatives or its successor or assigns in the business operations of any such person, except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of covenant of confidentiality contained in this Agreement. Each party hereby acknowledges that, because of the unique nature of the business and the assets, failure of either party to carry out its obligation to perform this agreement on the closing date would cause irreparable injury and that there may not be an adequate remedy at law for the breach of this Agreement and that, in addition to any other remedies available to the aggrieved party, injunctive relief may be granted for such breach involving failure to honor any obligation created hereunder and that, in addition to any other remedies available to the aggrieved party, any such failure by either party to perform this agreement shall be subject to the remedy of specific performance.

                                  ARTICLE VIII
                                   TAX MATTERS

8.1  TAX  TREATMENT.  The  Transaction  contemplated by this Plan is intended to
     --------------
     qualify as a "tax-free" reorganization under the provisions and subsections of Section 368(a) of the Internal Revenue Code of 1986, as amended. Paradigm and FullCircle acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any par or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

8.2  TAX  RETURNS. Paradigm and FullCircle agree to file all federal, state, and
     ------------
     local tax returns, and to pay all taxes, interest, and penalties in a manner consistent with the allocation of the purchase price set forth in this Agreement.

8.3  TAX  BENEFITS.  If any liability for taxes with respect to which FullCircle
     -------------
     is entitled to indemnification from Paradigm results from the disallowance of any claimed deduction or credit, or from the shifting of any item of income from one taxable period to another taxable period, the amount of indemnification to which FullCircle is entitled shall be computed after taking into consideration any resulting tax benefit accruing to FullCircle.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1  TERMINATION FOR NON-COMPLIANCE WITH THIS AGREEMENT. Either party shall have
     --------------------------------------------------
     the right, but not the obligation, to terminate this Agreement by notice to the other party in the event such other party shall fail to comply in any material respect with any of the covenants or agreements set forth herein, including but not limited to any of such other party's representations and warranties contained herein shall be inaccurate in any material respect, except that this right of termination shall not apply to those conditions which might otherwise constitute a default but which might reasonably be corrected by payment of a sum certain, passage of time or reasonably suitably corrective action which can be accomplished on or before the Closing Date.

9.2  TERMINATION  BY MUTUAL CONSENT. This Plan may be terminated at any time for
     ------------------------------
     any reason or no reason, by mutual consent of FullCircle and Paradigm, expressed by action of their respective Boards of Directors, by written agreement executed prior to the Closing Date.

9.3  TERMINATION  OF  OBLIGATIONS  UPON  TERMINATION.  If  this  Agreement  is
     -----------------------------------------------
     terminated pursuant to this Section, it shall be of no further force and effect and no obligation, right or liability shall arise hereunder except that those obligations of confidentiality, return of records and other obligations designated to survive the Closing shall not be terminated or diminished. Each party shall bear its own costs in connection herewith.


                                    ARTICLE X
                                 INDEMNIFICATION

10.1 INDEMNIFICATION.  Paradigm  and  FullCircle shall each (the party from whom
     ---------------
     indemnification is sought is referred to as "indemnitor" for purposes of this section) indemnify and hold harmless the other party against and in respect of:

a) Any damage, deficiency, or costs resulting from any misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of the indemnitor under this Agreement;

b) Any damage, deficiency, or costs resulting from claims accruing prior to the closing date by a person, firm, or corporation other than a party to this agreement; and

c) Any claim, action, suit, proceeding, demand, judgment, assessment, cost, and expense, including reasonable counsel fees, incident to any of the foregoing.

10.2 OBLIGATIONS  OF  INDEMNIFICATION.  The indemnitor shall reimburse the other
     --------------------------------
     party for all liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs, and expenses to which this section relates only if a claim for indemnification is made by the other party within one year after the Closing Date, except that (i) these covenants shall survive in perpetuity if the transactions contemplated by this Agreement are not consummated in the manner provided herein, and (ii) the assumption of liabilities by FullCircle under this agreement shall not be subject to any limitation by this section but shall survive for the term of such liabilities. The other party seeking indemnification (the "indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs, and expenses in respect of which indemnity may be sought under this agreement. The indemnitee shall give prompt written notice (which notice shall describe in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based) to the indemnitor of the assertion of a claim for indemnification, but in no event longer than (a) 10 days after service of process in the event litigation is commenced against the indemnitee by a third party, or (b) 30 days after the indemnitee becomes aware of circumstances, not involving the commencement of litigation by a third party, which may give rise to a claim for indemnification. The indemnitee shall consult with the indemnitor with respect to the payment, settlement, or defense of any claim, action, suit, proceeding, or demand. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the indemnitee shall provide the indemnitor a period of 30 days to decide whether to defend such liability or claim. During such period the indemnitee shall take all necessary steps to protect the interests of itself and the indemnitor, including the filing of necessary responsive pleadings, the seeking of emergency relief, or other action necessary to maintain the status quo, subject to reimbursement from the indemnitor of its expenses in doing so. If the indemnitor determines that it shall defend such action or proceeding, the indemnitor shall defend such action or proceeding at its expense, using counsel selected by any insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the indemnitee, which approval shall not be unreasonably withheld or delayed. The indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense and shall consult with the indemnitee prior to settlement of any indemnified matter. In the event the indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the indemnitee shall fully assign to the indemnitor the entire claim or claims and the indemnitor shall thereupon be subrogated with respect to such claim or claims of the indemnitee. Paradigm agrees to indemnify and hold FullCircle harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or based on any untrue statement, alleged untrue statement, or omission of material fact contained in such information delivered hereunder.

                                   ARTICLE XI
                       MODIFICATION, AMENDMENT AND WAIVER

11.1 BINDING  EFFECT;  WAIVER  OF DEFENSES. This Agreement shall bind each party
     -------------------------------------
     hereto, its successors and assigns and shall inure to the benefit of each party and its successors and assigns. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default than, therefore, or thereafter occurring or existing.

11.2 ENTIRE  AGREEMENT;  AMENDMENT  AND  WAIVER.  This  Agreement, including the
     ------------------------------------------
     Exhibits and Schedules hereto, constitutes and contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior writing by the parties. The parties may, by mutual agreement in writing, amend this agreement in any respect, and any party, as to such party, may in writing (1) extend the time for the performance of any obligations of any other party; (2) waive any inaccuracies in representations and warranties by any other party; (3) waive performance of any obligations by any other party; (4) unilaterally waive or extend the term of compliance of any term or condition of this Agreement by a writing signed by the party or parties for whose benefit the provision is intended; and (5) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations hereunder. No such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement. Any such amendment or waiver must be signed by an officer of the parties or party to such amendment or waiver.

11.3 COURSE  OF DEALING. No course of dealing in respect of, nor any omission or
     ------------------
     delay in the exercise of, any right, power, remedy, or privilege vested in either party hereto by this Agreement shall operate as a waiver thereof, and any waiver by such party shall only be effective if in writing and signed by an officer of such party.

11.4 PARTIES  IN  INTEREST;  ASSIGNMENT.  Except  as  may be otherwise expressly
     ----------------------------------
     provided herein, all terms, provisions, covenants and agreements contained in this Agreement by or on behalf of any of the parties to this agreement shall be binding upon and inure to the benefit of the parties hereto and of their respective heirs, executors, beneficiaries, personal and legal representatives, successors, and assigns, whether so expressed or not. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other person or entity without the express prior written consent of the other party, except that FullCircle shall assign its rights and delegate its obligations to a subsidiary or affiliated entity for purposes of culmination of the non-taxable merger intended hereunder but such assignment and delegation shall not relieve FullCircle of its obligations under this Agreement.

11.5 THIRD PARTY RIGHTS. It is the intention of the parties that nothing in this
     ------------------
     Agreement shall be deemed to create any right with respect to any person or entity not a party to this Agreement.


                                   ARTICLE XII
                         DISPUTES, DEFAULTS AND REMEDIES

12.1 SIMPLE VALUATION DISPUTES. In the event of any disputes between the parties
     -------------------------
     as to such prorations and adjustments, the amounts not in dispute shall nonetheless be paid at the Closing and, if the nature of such dispute relates only to a determination of a monetary value for items or allocations, such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid or allocated at the Closing pro rata (half to each party).

12.2 DISPUTES AND ENFORCEMENT. In the event of any dispute regarding enforcement
     ------------------------
     or interpretation of this Agreement, or the breach thereof, the parties agree to first endeavor to settle the dispute in an amicable manner by direct discussions and thereafter by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration.

12.3 MEDIATION  ARBITRATION.  Any unresolved controversy or claim arising out of
     ----------------------
     or relating this Agreement, or breach or termination thereof, not resolved by direct discussion, mediation or valuation by a independent accountant shall be settled by arbitration in accordance with the Commercial
     Arbitration Rules of the American Arbitration Association. Upon such dispute or claim between the parties to this agreement arising out of or relating to this Agreement or its breach which has not been resolved within thirty (30) days after either party shall notify the other in writing of such controversy (the "Dispute") shall be finally determined by arbitration in accordance with the Arbitration Rules (the "Rules") of the American Arbitration Associating ("AAA") in effect on the date of this agreement. The arbitration shall take place, and the arbitrators' award shall be rendered in Louisville, Kentucky. The parties agree to be bound by the decision of the majority of the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy between the parties regarding the Dispute and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


                                  ARTICLE XIII
                                     NOTICES

13.1 NOTICES.  All  notices,  requests,  consents,  and  other  communications
     -------
     permitted or required to be given under this Agreement shall be in writing and shall be given personally or sent by United States first class mail, registered or certified, postage prepaid, with proof of receipt requested, addressed to the recipient at the below address:

     If  to  FullCircle:                FullCircle  Registry,  Inc.
                                        Attention:  James  Reskin
                                        2310  PNC  Plaza
                                        Louisville,  Kentucky  40202

     If  to  Paradigm:                  Paradigm  Solutions  Group,  LLC
                                        Attention:  Paul  Crouse
                                        207  Douglas  Avenue
                                        Yankton,  South  Dakota  57078

     or at such other address as shall have been specified by the addressee in a notice given to the sender in accordance with this section. Notices mailed in accordance with this section shall be deemed given two days after the date mailed or on the date received, which ever is earlier. Notices sent via overnight courier service or facsimile transmission shall be deemed delivered only upon acknowledgment by the recipient. Each party hereto hereby irrevocably designate and appoint the above named individual to whose attention notices are addressed as its agent and attorney-in-fact with full power and authority until the Closing to execute, deliver and receive on its behalf, all notices, requests and other communications hereunder; to fix and alter on its behalf, the date, time and place of the Closing; to waive, amend or modify any provisions of this Agreement and to take such other action on its behalf in connection with this Agreement, the Closing and the transactions contemplated hereby as such agent deems appropriate but that each party reserves the right to designate a new agent by notice of resolution of its Board of Directors.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1 ENTIRE  AGREEMENT.  This  Plan  represents the entire agreement between the
     -----------------
     parties hereto relating to the subject matter hereof, including any previous Memoranda of Understanding, others letters of intent, understandings, or agreements between the parties hereto with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set fourth herein.

14.2 EXPENSES.  FullCircle  and  Paradigm shall each pay any and all fees, costs
     --------
     and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Agreement and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, Paradigm shall pay any local and state taxes and fees assessed or due in connection with the sale of the assets to FullCircle, including any transfer and sales taxes (other than income taxes).

14.3 TIME  OF  ESSENCE.  Time  shall be of the essence in the performance by the
     -----------------
     parties hereto of each and all of such party's covenants, obligations, and agreements under this Agreement.

14.4 GOVERNING  LAW.  This Agreement and the rights, remedies, and duties of the
     --------------
     parties hereto shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Kentucky. including such rules pertaining to conflicts of laws except to the extent preempted by federal law, including laws pertaining to taxes and securities, in which event (and to the extent only) federal law shall govern in accordance with interpretations in the Western District of Kentucky.

14.5 SEVERABILITY.  The  invalidity or unenforceability of any provision of this
     ------------
     Agreement shall not affect or impair the validity or enforceability of any other provisions of this Agreement and, in the event, such provision is declared or deemed unenforceable, the remaining provisions shall remain binding and enforceable and shall be interpreted in light of the recitals above but without giving effect to such invalid or unenforceable provision.

14.6 COUNTERPARTS.  This  Agreement may be executed in one or more counterparts,
     ------------
     any one of which need not contain the signatures of more than one party but all of which taken together shall constitute one and the same Agreement.

14.7 CONSTRUCTION.  As  used in this Agreement, as appropriate, the singular use
     ------------
     includes the plural, the plural includes the singular, and any masculine pronoun includes the corresponding feminine or neuter pronoun, or vice versa. The section and subsection headings used in this Agreement are inserted as a matte of convenience only and shall not affect in any way the meanings or interpretation of this Agreement.

14.8 SCHEDULES.  The  schedules and Exhibits, if any, attached to this Agreement
     ---------
     are an integral part hereof and are incorporated herein as though fully set forth at the point where first mentioned.

14.8 CONFIDENTIALITY  AND  PRESS  RELEASES.  Unless and until the closing of the
     -------------------------------------
     transactions contemplated by this Agreement shall have occurred, and except as may be otherwise required by applicable law, Paradigm and FullCircle shall each, and each shall cause its employees, agents, and representatives to, maintain in confidence and not otherwise use information, documents, and data furnished to it, or to any person or entity on its behalf, by the other party in connection herewith. Prior to the Closing Date, neither party and no employees of either party shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except that FullCircle may issue a public announcement or press release regarding the signing of this Agreement upon approval of form, content and timing by Paradigm, and, to the extent that either party shall be so obligated by law, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement or filing to be issued. In the event no closing shall have occurred on or before 5:00 PM EDT on October 16, 2002, FullCircle may issue a public announcement or press release deemed appropriate regarding the unwinding of this Agreement upon approval of form, content and timing by Paradigm but this requirement of confidentiality shall continue for one year thereafter. On the Closing Date, or as soon thereafter as practicable, Paradigm and FullCircle shall issue a press release concerning the execution and consummation of the Plan, to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to FullCircle's shareholders which shall contain information required by Regulation 240.I4f_I as promulgated under Section I4(f) as mandated under the Securities and Exchange Act of 1934, as amended.

14.9 ATTORNEY FEE. In the event that any party prevails in any action or suit to
     ------------
     enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party for all costs, including reasonable attorney fees, incurred in connection therewith.

     IN WITNESS WHEREOF, Paradigm and FullCircle have each caused this Agreement to be executed by their duly authorized officers and therefore executed and agreed to be bound by this Agreement in Louisville, Kentucky as of and effective the date first above written.

Paradigm:                                      FullCircle:
Paradigm  Solutions, Group, LLC                FullCircle  Registry  Inc.

By:  /s/  Paul  Crouse                         By:  /s/  James  A.  Reskin
----------------------                         -----------------------------
Paul  Crouse                                   James A. Reskin

                                    EXHIBIT A

The undersigned hereby approves the Agreement and Plan of Reorganization with FullCircle. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with FullCircle. and understands its terms and conditions.

Shareholders  of  Paradigm.



_____________________   Date:_________________  Shares to be Issued_____________
Paul  Crouse

_____________________   Date:_________________  Shares to be Issued_____________
Carmelo  Zanfei

                                   Schedule A
                                   ----------


Description  of  Financial  Statements  of  Paradigm

Paradigm has generated internal Profit and Loss and Balance Sheet statements which statements are prepared by its independent bookkeeper

                                    EXHIBIT B

INVESTMENT  REPRESENTATION  STATEMENT

PURCHASER:                                   ISSUER:   FullCircle  Registry,Inc.


SECURITY:     Common Stock, par value $.001  QUANTITY:   _______________  Shares


In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)     Investment.  I  am aware of the Company's business affairs and financial
        -----------
condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)     Restrictions  on  Transfer  Under Securities Act.  I further acknowledge
        -------------------------------------------------
and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)     Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC
        ---------------------
promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)     Limitations  on Rule 144.  I further acknowledge and understand that the
        -------------------------
Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)     Sales  Not  Under  Rule  144.  I  further  acknowledge  that, if all the
        -----------------------------
requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)     Stop  Transfer  Instructions.  I  further  understand that stop transfer
        -----------------------------
instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)     Additional Representations and Warranties.  In addition, I represent and
        ------------------------------------------
warrant:

(i) That I have had the opportunity to ask questions of, and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii) That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii) That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv) That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v) That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi) That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE  OF  PURCHASER

Date:_______________                         Address:_______________________